As filed with the Security and Exchange Commission on August 24, 2006
                                                     Registration No. 333-123015

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post Effective Amendment No. 1
                                       to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        SPONGETECH DELIVERY SYSTEMS, INC.

                 (Name of small business issuer in its charter)


           Delaware                         2840                 54-2077231
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                  The Empire State Building, 350 Fifth Avenue,
                      Suite 2204, New York, New York 10118
                                 (212) 594-4175
          (Address and telephone number of principal executive offices)

                          Michael L. Metter, President
                        Spongetech Delivery Systems, Inc.
                            The Empire State Building
                          350 Fifth Avenue, Suite 2204
                            New York, New York 10118
                                 (212) 594-4175
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                               Tel: (212) 930-9700
                               Fax: (212) 930-9725

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                          DEREGISTRATION OF SECURITIES

Spongetech Delivery Systems, Inc. (the "Company") filed a registration statement on Form SB-2 (File No. 333-123015) which was declared effective by the SEC on April 13, 2006 in connection with a public offering on a "best-efforts, minimum 2,000,000 Units, maximum 8,000,000 Units" basis, at an offering price of $.25 per unit. The Company has not sold any of the Units and is filing this Post-Effective Amendment No.1 to the Registration Statement to deregister the Units.

                                   SIGNATURES

Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on August 24, 2006.

                                     SPONGETECH DELIVERY SERVICES, INC.



                                     By:  /s/ Michael Metter
                                          -------------------------------------
                                          Michael L. Metter
                                          President and Chief Executive Officer


                                     By:  /s/ Steven Moskowitz
                                          -------------------------------------
                                          Steven Moskowitz
                                          Chief Financial Officer, Principal
                                          Accounting Officer and Secretary


In accordance with the requirements of the Securities Act, this Post-Effective Amendment No.1 to the Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature                  Title                                 Date
---------                  -----                                 ----
                           President, Chief Executive Officer
/s/ Michael L. Metter      and Director                          August 24, 2006
---------------------
Michael L. Metter


                           Chief Financial Officer, Principal
                           Accounting Officer, Secretary and
/s/ Steven Moskowitz       Director                              August 24, 2006
---------------------
Steven Moskowitz


/s/ Frank Lazauskas        Director                              August 24, 2006
---------------------
Frank Lazauskas